Exhibit 10.4


EMPLOYMENT AGREEMENT, dated as of June 13, 1997, by and between CONSERVER CORPORATION OF AMERICA, a Delaware Corporation (the "Company"), and CHARLES H. STEIN (the "Employee").


            The parties hereto desire to provide for the Employee's employment by the Company in accordance with the terms and provisions set forth below.


            NOW, THEREFORE, the parties agree as follows:


                  1.    EMPLOYMENT; TERM.

                  The Company will employ the Employee in its business and the Employee will work for the Company, as its President and Chief Executive officer, for a term of three (3) years commencing on June 13, 1997 and ending on June 12, 2000, unless sooner terminated in accordance with Section 9 hereof. Such period, together with the period of any extension or renewal of such employment, is referred to herein as the "Employment Period."


                   2.    DUTIES.

                  During the Employment Period, the Employee shall serve as the Company's President and Chief Executive Officer, and perform duties of an executive character consisting of administrative and managerial responsibilities on behalf of the Company and such further duties as shall, from time to time, be reasonably delegated or assigned to the Employee by the Board of Directors of the Company consistent with his abilities.


                   3.    DEVOTION OF TIME.

                  During the Employment Period, the Employee shall: (i) expend substantially all of his working time for the Company; (ii) devote his best efforts, energy and skill to the services of the Company and the promotion of its interests; and (iii) not take part in activities known by Employee to be detrimental to the best interests of the Company.


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                   4.    COMPENSATION.

                         4.1 In consideration for the services to be performed
by the Employee during the Employment Period hereunder, the Company shall compensate the Employee at the minimum rate of $125,000 per annum, payable in accordance with the Company's customary payroll practices.

                         4.2 Employee may also be entitled to such additional
increments and bonuses as may be determined from time to time by the Company's Board of Directors in its sole and absolute discretion.


                   5. USE OF AUTOMOBILE; REIMBURSEMENT OF EXPENSES; ADDITIONAL BENEFITS.

                         5.1 Employee shall receive an automobile allowance for
the use of an automobile owned or leased by him in accordance with the Company's then prevalent practices for executive employees.

                         5.2 The Company shall pay directly, or reimburse the
Employee for, all other reasonable and necessary expenses and disbursements incurred by him for and on behalf of the Company in the performance of his duties under this Agreement. For such purposes, the Employee shall submit to the Company itemized reports of such expenses in accordance with the Company's policies.

                         5.3 Employee shall be entitled to paid vacations during
the Employment Period in accordance with the Company's then prevalent practices for executive employees; provided, however, that Employee shall be entitled to such paid vacations for not less than two (2) weeks per annum.

                         5.4 Employee shall be entitled to participate in, and
to receive benefits under, any such employee benefit plans of the Company (including, without limitation, pension, profit sharing, bonus, group life insurance and group medical insurance plans) as may exist from time to time for its executive employees.

                   6.    TRADE SECRETS.

                         6.1 Employee expressly agrees and understands that the
Company owns and/or controls numerous methods, products, processes, customer lists, trade secrets and other information applicable to its business and that it may from time to time acquire, improve or produce additional methods, products, processes, customer lists, trade secrets and other information (collectively, the "Confidential Information"). Employee hereby acknowledges that each element of the Confidential Information constitutes a unique and valuable asset of the Company, and that certain items of the Confidential Information have

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been acquired from third parties upon the express condition that such items will not be disclosed other than to the Company in the ordinary course of its business.

                         6.2 Employee hereby acknowledges that disclosure of the
Confidential Information to and/or use by anyone other than in the Company's ordinary course of business would result in irreparable and continuing damage to the Company. Accordingly, the Employee agrees to hold the Confidential Information in the strictest secrecy, and covenants that, during the Employment Period or any time thereafter, he will not, without the prior written consent of the Board of Directors, directly or indirectly, allow any element of the Confidential Information to be disclosed, published or used, nor permit the Confidential Information to be discussed, published or used, either by himself or any third parties, except in effecting the Employee's duties on behalf of the Company in the ordinary course of business. Notwithstanding anything to the contrary herein contained, Employee's obligation to maintain the secrecy and confidentiality of the Confidential Information under this Section 6 shall not apply to any such Confidential Information which is disclosed through any means other than as a result of any act by Employee constituting a breach of this Agreement or which is required to be disclosed under applicable law.

                   7.    EMPLOYEE KNOWLEDGE.

                         7.1 Employee hereby agrees to communicate and make
known to the Company all knowledge possessed by him relating to any methods, developments, inventions and/or improvements, whether patented, patentable or unpatentable, which relate to the business of the Company; whether acquired by him before or during the Employment Period; provided, however, that nothing herein shall be construed as requiring any such communication where the method, development, invention and/or improvement is lawfully protected from disclosure as the trade secret of a third party or by any other lawful bar to such communications existing prior to the commencement of employment hereunder.

                         7.2 Any methods, developments, inventions and/or
improvements, whether patentable or unpatentable, which Employee may conceive of or develop in connection with the Company's business (solely or jointly with another or others), while in its employ, shall be and remain the exclusive property of the Company. Employee further agrees on request to execute patent applications, and any other records or memoranda requested by the Company, based on such methods, developments, inventions and/or improvements, including instruments deemed necessary by the Company for the prosecution of the patent application or the acquisition of Letters of Patent of this and any foreign country or otherwise.

                         7.3 Employee hereby agrees to keep all such records in
connection with the Employee's employment as the Company may from time to time direct, and all such records shall be the sole and exclusive property of the Company.


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                   8.    RESTRICTIVE COVENANT.

                         8.1 The services of the Employee are unique,
extraordinary and essential to the business of the Company, particularly in view of the Employee's access to the Confidential Information. Accordingly, the Employee agrees that if his employment hereunder shall at any time be terminated for any reason whatsoever, the Employee will not at any time within three (3) years of such termination, without the prior written approval of the Board of Directors, directly or indirectly, engage in any business activity competitive with the business of the Company. Furthermore, the Employee agrees that, during such three-year period, he shall not solicit, directly or indirectly, any prospective account of the Company who at the time of such termination was then actively being solicited by the Company and he shall not in any manner, directly or indirectly, affect to the Company's detriment any relationship of the Company with any customer, supplier or employee of the Company or cause any customer or supplier to refrain from entrusting additional business to the Company. In the event that any of the provisions of this Section 8.1 shall be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provision shall be deemed reformed in any such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

                         8.2 As used in Sections 6, 7 and 8 hereof, the term
"Company" shall mean and include any and all corporations affiliated with Conserver Corporation of America which either now exist or which may hereafter be organized.

                   9.    EARLIER TERMINATION.

                         9.1 Employee's employment hereunder shall automatically
be terminated upon the death of the Employee or Employee's voluntarily leaving the employ of the Company and, in addition, may be terminated, at the sole discretion of the Company, as follows:

                                      (a) upon thirty (30) days' prior written
                           notice by the Company, in the event of the Employee's disability as set forth in Section 9.2 below; or

                                      (b) upon thirty (30) days' prior written
                           notice by the Company, in the event that the Company terminates the Employee's employment hereunder for cause as set forth in Section 9.3 below.

                         9.2 Employee shall be deemed disabled hereunder if, in
the opinion of the Board of Directors of the Company, as confirmed by competent medical advice, he shall become physically or mentally unable to perform his duties for the Company hereunder and such incapacity shall have continued for any period of six (6) consecutive months.

                         9.3 For purposes hereof, "cause" shall include, but not
be limited to, the following: (a) Employee's willful malfeasance or gross negligence; (b) any material

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misrepresentation or concealment of a material fact made by Employee in connection with this Agreement; or (c) the material breach of any covenant made by Employee hereunder.

                         9.4 In the event that this Agreement shall be
terminated due to the Employee's death or disability, then the Company shall pay to the Employee or his personal representatives, as the case may be, severance pay in a lump sum amount equal to his compensation for a period of six months as set forth in Sections 4.1 and 4.2 hereof. If, however, this Agreement shall be terminated for any other reason whatsoever, then the Company shall not be obligated to make any severance payments whatsoever to the Employee hereunder, except for the compensation set forth in Sections 4.1 and 4.2 hereof which shall have accrued but be unpaid at the effective time of termination.

                   10.   INJUNCTIVE RELIEF.

                         Employee hereby acknowledges and agrees that, in the
event he shall violate any provisions of Sections 6, 7 and 8 hereof, the Company will be without an adequate remedy at law and, accordingly, will be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in any action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity.

                   11.   SERVICE AS DIRECTOR.

                         During the Employment Period, the Employee shall, if
elected or appointed, serve as a Director of the Company and/or any subsidiary or affiliate of the Company upon such terms as shall be mutually agreed upon by the Employee and the Company.

                   12.   ASSIGNMENT.

                         This Agreement, as it relates to the employment of the
Employee, is a personal contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated, except as set forth in this Section 12 hereof. Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including without limitation, any corporation or other entity into which the Company is merged or which acquires all of the outstanding shares of the Company's capital stock, or all or substantially all of the assets of the Company.


                   13.   RIGHT TO PAYMENTS.

                         Employee shall not under any circumstances have any
option or right to require payments hereunder otherwise than in accordance with the terms hereof. To the extent permitted by law, the Employee shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Employee

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shall be for the sole personal benefit of the Employee, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Employee.

                   14.   NOTICES.

                         Any notice required or permitted to be given pursuant
to this Agreement shall be deemed given three (3) business days after such notice is mailed by certified mail, return receipt requested, addressed as follows: (i) if to Employee, at 44 East 67th Street, New York, New York, 100__,; and (ii) if to the Company, at 2655 Le Jeunne Road, Suite 535, Coral Gables, Florida 33134, or at such other address as any such party shall designate by written notice to the other party.


                   15.   GOVERNING LAW.

                         This Agreement shall be governed by, and construed and
enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.


                   16.   WAIVER.

                         The waiver by either party of a breach of any provision
of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not embodied therein.

                   17.   ENTIRE AGREEMENT.

                         This Agreement constitutes the entire agreement between
the parties and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement; provided, however, that it is the intention of the parties hereto that this Agreement shall be interpreted and applied in conjunction with the terms of any option, warrant or other right now in existence or hereinafter granted to the Employee to acquire shares of capital stock of the Company. In the event of any conflict, however, the terms of this Agreement shall govern and prevail. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

                   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


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                                           CONSERVER CORPORATION OF AMERICA


                                            By: /s/
                                                -----------------------------
                                                Miles Greenberg, CFO



                                                /s/
                                                -----------------------------
                                                CHARLES H. STEIN





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